UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

POLARITYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

404I-T Hadley Road

S. Plainfield, New Jersey 07080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (732) 225-8910

Please send copies of all communications to:

Harvey J. Kesner, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 8, 2017, Michael Brauser, a Class II director and Barry Honig, a Class III director resigned as members of PolarityTE, Inc.’s (the “Company’s”) Board of Directors (the “Board”). Mr. Brauser also resigned as a member of each of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees. Each director resignation was not the result from any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board.

On February 8, 2017, the Board appointed Steve Gorlin as a Class II director with a term expiring in 2019 and Dr. Jon Mogford as a Class III director with a term expiring in 2017 to fill vacancies created upon the resignations of Messrs. Brauser and Honig. In addition, Mr. Gorlin was appointed as a member of each of the Board’s Audit, Compensation and Nominating and Corporate Governance Committees. Each of Mr. Gorlin and Dr. Mogford are deemed an “independent” director as such term is defined by the rules of The NASDAQ Stock Market LLC. There are no family relationships between either of Mr. Gorlin and Dr. Mogford and any of our other officers and directors. Mr. Gorlin and Dr. Mogford were each granted (i) an option to purchase up to 50,000 shares of the Company’s common stock at an exercise price equal to $4.72 per share (the “Options”) which Options will vest in 24 equal monthly installments commencing on the one month anniversary of the grant date and (ii) a restricted stock award of 50,000 shares of common stock that will vest in 24 equal monthly installments commencing on the one month anniversary of the grant date (the “RSUs”). The Options and the RSUs were granted pursuant to the Company’s 2017 Equity Incentive Plan (the “2017 Plan”) and the 2017 Plan, the vesting and the exercise of the Options and the vesting of the RSUs are subject to stockholder approval.

Set forth below is the biographical information of the newly appointed directors, as required by Item 401 of Regulation S-K.

Steve Gorlin, 79, has founded several biotechnology and pharmaceutical companies over the past 40 years, including Hycor Biomedical, Inc. (acquired by Agilent), Theragenics Corporation (NYSE: TGX), CytRx Corporation (NASDAQ: CYTR), Medicis Pharmaceutical Corporation (acquired by Valeant), EntreMed, Inc. (NASDAQ: ENMD), MRI Interventions, DARA BioSciences, Inc. (NASDAQ: DARA), MiMedx Group, Inc. (NASDAQ: MDXG), and Medivation, Inc. (NASDAQ: MDVN). Since December 2014, Mr. Gorlin has served as a director of Catasys, Inc. and Co-Chairman of the board of directors of Medovex, Inc., and since May 2011 he has served on the board of directors of NTC China, Inc. In addition, since 2011, Mr. Gorlin has served as a member of the board of directors of DemeRX, Inc. (“DemeRX”) and from 2011 until 2012 he served as Chairman of the board of DemeRX. Since July 2015, he has also served as Vice Chairman of the board of NantKwest, Inc. and from July 2013 until May 2015 he served on various executive committees and the board of directors of Conkwest, Inc., a private company, which is now NantKwest, Inc. From November 2006 until June 2013, Mr. Gorlin served as a member of the board of directors of MiMedx Group, Inc. From 2010 until 2014 Mr. Gorlin served on the Business Advisory Council to the Johns Hopkins School of Medicine, from 2011 until 2013 he served on The Johns Hopkins BioMedical Engineering Advisory Board and from 2007 until 2011 he served on the Board of the Andrews Institute. He is presently a member of the Research Institute Advisory Committee (RIAC) of Massachusetts General Hospital. Mr. Gorlin founded a number of non-medical related companies, including Perma-Fix, Inc., Pretty Good Privacy, Inc. (sold to Network Associates), Judicial Correction Services, Inc. (sold to Correctional Healthcare) and NTC China, Inc. He started The Touch Foundation, a nonprofit organization for the blind and was a principal financial contributor to the founding of Camp Kudzu for diabetic children. Mr. Gorlin is qualified to serve as a member of the Company’s Board because of his experience in regenerative medicine and pharmaceutical drug and medical device research and development.

Dr. Jon Mogford, 48, has served in various capacities for the Texas A&M University System (“Texas A&M”). Since May 2013, Dr. Mogford has served as the Vice Chancellor for Research, from August 2012 until April 2013 he served as the Chief Research Officer and from November 2011 until August 2012 he served as Associate Vice Chancellor for Strategic Initiatives at Texas A&M. Prior to joining the Texas A&M in 2011, from February 2010 until October 2011, Dr. Mogford served as Deputy Director of the Defense Sciences Office (DSO) of the Defense Advanced Research Projects Agency (DARPA) in the U.S. Department of Defense. From July 2005 until January 2009, Dr. Mogford served as Program Manager of DSO of DARPA. In addition, since November 2016, Dr. Mogford has served as a member of the board of directors of Medovex Corp. Dr. Mogford is the recipient of the Secretary of Defense Medal for Outstanding Public Service. Dr. Mogford obtained his bachelor’s degree in Zoology from Texas A&M University and doctorate in Medical Physiology from the Texas A&M University Health Science Center, College Station, Texas. His research in vascular physiology continued at the University of Chicago as a Postdoctoral fellow from 1997 until 1998. Dr. Mogford transitioned his research focus to the field of wound healing at Northwestern University, both as a Research Associate and also as a Research Assistant Professor from 1998 until 2003. He then served as a Life Sciences Consultant to DARPA on the Revolutionizing Prosthetics program from December 2003 until June 2005. Dr. Mogford is qualified to serve as a member of the Company’s Board because of his experience and research in regenerative medicine.

ITEM 8.01 OTHER EVENTS

On February 9, 2017, the Company issued a press release regarding Steve Gorlin’s appointment as a member of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated February 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARITYTE, INC.

Dated: February 14, 2017	/s/ John Stetson
John Stetson
Chief Financial Officer